EPCYLON LICENSE AGREEMENT
(the “Agreement”)

BETWEEN	EPCYLON TECHNOLOGIES INC., a company incorporated under the laws of Nevada, having its principal place of business at 34, King Street East, Suite 1010, Toronto ON M5C 2X8, represented herein by Kyle Appleby, authorized representative as he so declares;

(“ Epcylon “)

AND	TACTEX ASSET MANAGEMENT INC., a corporation incorporated under the Canada Business Corporation Act, having its principal place of business at 481 Viger Street West, Suite 200, Montreal, Quebec H2Z 1G6, represented herein by Mr. Liam Cheung, authorized representative as he so declares;

(“Tactex”)

(Tactex and Epcylon, individually a “Party” and collectively, the “Parties”)

PREAMBLE

WHEREAS Epcylon has developed and distributes the Stealth Console products (the “Products”), which are trading tools that filter real-time market data to generate market perception and sentiment visualization, as further described under Schedule A;

WHEREAS Tactex is a registered portfolio and asset manager that engages in discretionary management of assets on behalf of its clients;

WHEREAS Tactex wishes to utilize the Products within the structure of Tactex’s existing asset management organization for use by its employees and portfolio managers in the financial markets and Epcylon wishes Tactex to utilize its Products;

WHEREAS Tactex is a duly licensed portfolio manager in Quebec, Ontario, New Brunswick, Alberta and British Columbia and is qualified to perform the portfolio management of client accounts in full compliance with existing regulatory requirements,

NOW THEREFOR, THE PARTIES AGREE AS FOLLOWS:

1.	Agreement

The preamble herein shall form an integral part of the present Agreement, as though herein recited at length.

2.	Term and Territory

2.1	This Agreement may be terminated by anyone of the Parties upon reception by the other Party of a ninety (90) day written notice to that effect.

2.2	Under the Agreement, Tactex is authorized to license and use the Products in Canada.

2.3

Each Party acknowledges that it does not have an exclusive arrangement and that the other Party may have other agreements with regards to products similar to those provided by the other Party’s counterparts.

2.4	If terminated, Tactex agrees to immediately remit to Epcylon any and all materials, documents, trademarks, intellectual property, provided with regards to the Products.

3.	Payment

3.1	Tactex agrees to pay to Epcylon those fees and charges set forth in Schedule B hereto.

3.2

Tactex agrees to pay within thirty (30) days of its receipt of a detailed invoice from Epcylon, all undisputed amounts owed to Epcylon under this Agreement via electronic wire transfer to Epcylon’s bank account. Epcylon shall prepare invoices each calendar quarter.

4.	Training and Support

Epcylon agrees to provide Tactex with initial training sessions of up to three (3) months with one of Epcylon’s Product experts at Epcylon’s offices in Toronto at no charge. Epcylon shall also provide Tactex, at no extra charge, a telephone support line service, available Monday to Friday, from 9 am to 5 pm during normal trading days.

5.	Software upgrades

Software upgrades relating to the Product will be automatically made available to all of Tactex’s Product users at no charge.

6.	Tactex’s obligations

6.1	In connection with this Agreement, Tactex acknowledges and agrees to:

a)

Use its best efforts to use Products in accordance with the terms of this Agreement and to conform to the best of his abilities with the rules, policies and instructions of Epcylon, and any and all applicable securities regulations;

b)	Use the Products in compliance with all applicable laws with respect to the activities contemplated by this Agreement;

c)	Only use the intellectual property of Epcylon only in accordance of this Agreement;

d)	Notify Epcylon immediately when it has any actual knowledge of any violation of its image or questionable use of Epcylon’s Intellectual Property or Products.

7.	Epcylon’s obligations

7.1	Epcylon agrees as follows:

a)	To provide Tactex with reasonable documentation and information, when required, to enable Tactex to use the Products;

b)	To comply with applicable regulatory and legal obligations.

8.	Intellectual Property

All work and materials, including all intellectual property, and any other rights, including without limitation copyright, all rental and lending rights thereto, which Tactex may have in and to the results and proceeds of the using Products, shall vest irrevocably and exclusively with Epcylon, and are otherwise hereby assigned to Epcylon as and when created. Tactex hereby waives in favor of the Company any moral rights which it may have, if any, in and to any works, materials, or services which it may provide or create under this Agreement.

9.	Confidentiality

9.1

Each Party acknowledges that all information received by it from the other Party, including but not limited to the content of this Agreement, as well as information regarding the Products, or the clients of a Party or any other information that either Party shall continue to receive are of a confidential nature, which includes trade secrets, which are the exclusive property of the Party disclosing such information (the “Confidential Information”).

9.2

Each Party undertakes to use the Confidential Information received for the sole purpose of this Agreement, in accordance with its terms and conditions and undertakes to respect the confidential nature of the Confidential Information for the Term and at all times after the termination of this Agreement.

9.3	Each Party undertakes not to disclose the Confidential Information to a third party, for any reason whatsoever, unless compelled to do so by law or by a court order.

9.4

Each Party agrees to use reasonable commercial efforts to return to the other or destroy, on termination of this Agreement and upon the disclosing Party’s written demand, the originals as well as any copies of any printed or electronic Confidential Information received or provided by the disclosing Party that such receiving Party may have in its possession and undertakes to keep no copies. It is acknowledged by each Party that copies of Confidential Information retained in electronic document archives or backups may be difficult to destroy or return, and a Party hereto shall only be obligated to use reasonable efforts to identify and destroy such information.

9.5

Each Party shall be liable to the other for any damages, direct or indirect, resulting from unauthorized use or disclosure of the Confidential Information or breach of this Agreement through the fault or negligence of such receiving Party and shall undertake full responsibility in accordance with this Agreement and the applicable laws and regulations.

10.	Non-Compete

For the term of this Agreement and for a period of Two (2) years after its termination, Tactex shall not be authorized to either directly or indirectly offer, hire, cause to be hired or take away any partners or employees of Epcylon.

11.	Liability

11.1

With the exception of any liabilities arising under Section 12.2 hereof, Tactex shall indemnify and hold harmless Epcylon, its directors, officers, employees and authorized representatives against any and all claims, demands, suits or loss, including all costs connected therewith, and for any damages which may be asserted, claimed or recovered against or from Epcylon, its directors, officers, employees and authorized representatives, which arises out of or is in any way from a breach of Tactex’ obligations under this Agreement.

11.2

Notwithstanding the foregoing or anything to the contrary, Epcylon hereby represents and warrants to Tactex that the Products and/or any component thereof (including without limitation any data or information) or Tactex's use of the Product or any component thereof will not constitutes a misappropriation of, or infringement upon, any patent, trademark or copyright of a third party. Epcylon will indemnify, defend and hold Tactex, its directors, officers, employees or agents harmless from and against any claim, suit or proceeding brought against Tactex, its directors, officers, employees or agents alleging that the Products or any component thereof (including without limitation any data or information made available to Tactex hereunder) or Tactex’ use of the Product or any component thereof (including without limitation any data or information made available to Tactex hereunder) constitutes a misappropriation of, or infringement upon, any patent or copyright of a third party. This section shall survive any termination or expiration and non-renewal of this agreement.

12.	General Provisions

12.1

This Agreement may not be assigned by either Party hereto without the written consent of the other, except to an affiliate of a Party or as part of any corporate reorganization, including, without limitation, any merger, consolidation acquisition or amalgamation in which all or substantially all of its assets or equity ownership are transferred or as part of any sale of all or substantially all of the capital stock or assets.

12.2	This Agreement shall be binding upon the Parties, their respective heirs, executives, successors and permitted assigns.

12.3	This Agreement is governed by and will be construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein.

12.4	The Parties hereby attorn the exclusive jurisdiction of the provincial and federal courts located in the city of Montreal, Quebec in relation to all disputes arising from the Agreement.

12.5	This Agreement may be signed in counterparts and each such counterpart shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

12.6

The Parties hereto expressly agree that the present Agreement as well as any schedules shall be drafted in English only. Les parties ont expressément convenu que ce contrat de même que tous les documents qui s’y rattachent soient rédigés en anglais seulement.

12.7

All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the Party to be notified. Notice to each Party shall be deemed to have been duly given upon delivery, personally or by courier, addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either Party may designate, upon at least ten (10) days written notice to the other Party.

Duly signed in Montreal, this _________day of January 2016.

EPCYLON TECHNOLOGIES INC.	TACTEX ASSET
MANAGEMENT INC.

Mr. Kyle Appleby	Mr. Liam Cheung
Chief Financial Officer	President

SCHEDULE A

DESCRIPTION AND SUMMARY OF PRODUCTS

The Stealth Console - Suited for the needs of the day-trader, the console uses four signals to condense and visualize complex trends in the market giving the user a clear trading advantage

Type of Platform	Product Specs	Availability

1) Stealth Pro	Stealth Console, API integration and direct executions	Now

2) Stealth Signal	Stealth Console embedded in platform of choice with additional technical indicators available ala carte	Now

3) Stealth Mobile	White Jitney label the mobile Stealth trading Console and into a account monitoring app	Q1 2016

4) Stealth Analytics	Stealth Console, No execution	Now

Stealth Analytics

STEALTH TRADER
Version: 2.9.0.0
OVER-BOUGHT
OVERSOLD
PORTFOLIO
ALERTS
TRIGGERS
0.93532
LAST
0.93532
0.93543
13:30:40
2015-11-09
Data Feed Status
EUR USD
TF Z5
ES Z5
GOOG
GC Z5
6E Z5
WM
W
ZF Z5
FB
EUR AUD
USD CAD
EUR CAD
USD CHF
AUD CAD
6A Z5
DAX
MSCI
AUD CAD
0.93824
0.93383
Volume:
501
0.93582
+4 STD
0.93568
+3 STD
0.93553
+2 STD
0.93539
0.93532
0.93524
0.93510
-1 STD
0.93496
-2 STD
0.93481
-3 STD
0.93467
-4 STD
Reset

Stealth Pro

Version: 1.4.0.0
OVERSOLD
EXIT ALL
CANCEL
MARKET ORDER
LIMIT ORDER
BUY
USD/CAD
50000
1.33208
SELL
AAPL
CAT
NFLX
TF Z5
ES Z5
GOOG
90,721.72
232.76
232.76
58,523.78
0.00
0.00
90,488.97
Peak Capital
Unrealized Profit
Realized Profit
Cash

Stealth Mobile

SCHEDULE B

FEES AND CHARGES

Tactex shall pay to Epcylon, the fees and charges set forth below:

Pro user:      $499 per month CAD

Partial months shall be prorated. Tactex shall not be charged any fees or charges until the Effective Date. The “Effective Date” shall mean the date upon which Tactex commences using the Products to actively manage strategies for clients as notified to Epcylon in writing, and shall specifically exclude any implementation or training periods.

Tactex shall have the right to use data for up to 200 securities and have the right to have multiple portfolio managers located in both Toronto and Montreal using the Stealth products during the term of the agreement. Additional license fees shall be charged by Epcylon to Tactex and shall be negotiated in good faith between the parties, if, as, and when Tactex chooses to expand it’s use of the Epcylon products.

Training and assistance with implementation will be at no charge to Tactex.